As filed with the Securities and Exchange Commission on September 29, 2011

Registration No. 333-140887

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 15 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

(Exact name of registrant as specified in its governing instruments)

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Gerald J. Reihsen, III
Executive Vice President

or

Terri Warren Reynolds

Senior Vice President – Legal, General Counsel & Secretary
Behringer Harvard Opportunity REIT II, Inc.
15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Laura K. Sirianni, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public:    This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof other than the unsold securities carried forward to the registrant’s follow-on public offering (Registration No. 333-169345) pursuant to Rule 415(a)(6).

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if smaller reporting company)

This Post-Effective Amendment No. 15 to the Registration Statement on Form S-11 (Registration No. 333-140887) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES

In accordance with the undertaking of Behringer Harvard Opportunity REIT II, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-140887) declared effective January 4, 2008 (the “Initial Registration Statement”), the Company is filing this Post-Effective Amendment No. 15 to the Initial Registration Statement to deregister 25,166,864 shares of its common stock that remain unsold under the Initial Registration Statement.  Pursuant to the Initial Registration Statement, the Company registered 100,000,000 shares of common stock for its primary offering and 25,000,000 shares of common stock for its distribution reinvestment plan offering.  The Company reserved the right to reallocate the shares it was offering between its primary offering and the distribution reinvestment plan.  In connection with filing its registration statement on Form S-11 (File No. 333-169345) for its follow-on public offering declared effective July 5, 2011 (the “Follow-on Registration Statement”), the Company carried forward 75,000,000 shares of its common stock that remained unsold from the Initial Registration Statement pursuant to Rule 415(a)(6) of the Securities Act.  The offering of those unsold securities under the Initial Registration Statement was deemed terminated as of July 5, 2011, the effective date of the Follow-on Registration Statement.  By filing this Post-Effective Amendment No. 15 to the Initial Registration Statement, the Company hereby terminates the offering of all shares on the Initial Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 29, 2011.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

By:	/s/ Kymberlyn K. Janney
Kymberlyn K. Janney
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	*	Chief Executive Officer, President and Director (Principal Executive Officer)	September 29, 2011
Robert S. Aisner

	/s/ Kymberlyn K. Janney	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 29, 2011
Kymberlyn K. Janney

	*	Chairman of the Board and Director	September 29, 2011
Robert M. Behringer

	*	Director	September 29, 2011
Andreas K. Bremer

	*	Director	September 29, 2011
Diane S. Detering-Paddison

	*	Director	September 29, 2011
Cynthia Pharr Lee

	*	Director	September 29, 2011
Jeffrey P. Mayer

*By:	/s/ Kymberlyn K. Janney
Kymberlyn K. Janney
Attorney-In-Fact

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